As filed with the Securities and Exchange Commission on April 9, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BROADCOM CORPORATION

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	33-0480482 (I.R.S. Employer Identification Number)

16215 Alton Parkway
Irvine, California 92618
(949) 450-8700

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

David A. Dull, Esq.
Vice President of Business Affairs, General Counsel and Secretary
Broadcom Corporation
16215 Alton Parkway
Irvine, California 92618
(949) 450-8700

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Rod J. Howard, Esq.
Weil, Gotshal & Manges LLP
201 Redwood Shores Parkway
Redwood Shores, California 94065
(650) 802-3000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum
	to be	Offering Price	Aggregate	Amount of
Title of Shares to be Registered	Registered	Per Share(1)	Offering Price(1)	Registration Fee
Class A common stock, $0.0001 par value per share	1,450,358	$40.995	$59,457,426.21	$7,533.26

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices on the NASDAQ National Market on April 2, 2004.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. The selling shareholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling shareholders named in this prospectus are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated April 9, 2004.

PROSPECTUS

BROADCOM CORPORATION

1,450,358 shares of Class A common stock

     In connection with our acquisition of Sand Video, Inc., we issued 1,406,038 shares of our Class A common stock to the former stockholders of Sand Video. This prospectus may be used by former stockholders of Sand Video to resell shares of our Class A common stock issued to them in the Sand Video acquisition. This prospectus may also be used by holders of warrants of Sand Video assumed by Broadcom in the acquisition to resell a total of 44,320 shares of our Class A common stock issuable to them upon the exercise of those warrants.

     The selling shareholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the shares.

     Our Class A common stock is traded on the NASDAQ National Market under the symbol “BRCM.” On April 6, 2004, the closing sale price of the Class A common stock on Nasdaq was $42.05 per share. You are urged to obtain current market quotations for our Class A common stock.

     Investing in our Class A common stock involves a high degree of risk. See the sections entitled “Risk Factors” in the documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus for certain risks and uncertainties you should consider.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April ___, 2004.

     Unless the context otherwise requires, references in this prospectus to “Broadcom,” “we,” “our,” and “us” refer to Broadcom Corporation and its consolidated subsidiaries, unless otherwise specified.

     We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling shareholders are offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of Class A common stock.

THE OFFERING

Class A common stock offered by selling shareholders	1,450,358 shares

Use of proceeds	Broadcom Corporation will not receive any proceeds from the sale of shares in this offering

NASDAQ National Market symbol	BRCM

FORWARD-LOOKING STATEMENTS

     All statements included in this prospectus, any accompanying prospectus supplement and the documents they incorporate by reference, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Reference is made in particular to forward-looking statements regarding product sales, expenses, earnings per share, liquidity and capital resources and trends.

     Important factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition are discussed in more detail under the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10-K for the year ended December 31, 2003 and other documents that we file with the SEC that are incorporated herein by reference. You may obtain copies of these documents as described under “Where You Can Find More Information” below.

     Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of these materials by mail at prescribed rates by writing to the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). You can also inspect reports and other information we file at the office of National Association of Securities Dealers, 1735 K Street, N.W., Washington, D.C., 20006.

     This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our Class A common stock, including certain exhibits. You can obtain a copy of this registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede the information contained in this prospectus. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Securities Exchange Act of 1934, as amended:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

•	The Definitive Proxy Statement for our 2004 Annual Meeting of Shareholders as filed on Schedule 14A on March 29, 2004;

•	All of our filings pursuant to the Exchange Act after the date of filing of the initial registration statement and prior to the effectiveness of the registration statement; and

•	The description of our Class A common stock contained in our registration statement on Form 8-A filed with the SEC on April 6, 1998, including any amendment or report filed for the purpose of updating that description.

     Also incorporated by reference into this prospectus are all documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the sale of all the shares covered by this prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. Unless expressly incorporated into this registration statement, a report furnished on Form 8-K under the Exchange Act shall not be incorporated by reference into this registration statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

     If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents are available from us without charge, excluding all exhibits not specifically incorporated by reference into this prospectus. You may request a copy of these documents by writing or telephoning us at the following address:

Investor Relations
Broadcom Corporation
P.O. Box 57013
Irvine, California 92619
(949) 450-8700

     You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with different information.

ABOUT BROADCOM

     Broadcom Corporation is a leading provider of highly integrated semiconductor solutions that enable broadband communications and networking of voice, video and data services. We design, develop and supply complete system-on-a-chip (SoC) solutions incorporating digital, analog and radio frequency (RF) technologies, as well as related hardware and software system-level applications. Our diverse product portfolio addresses every major broadband communications market and includes solutions for digital cable and satellite set-top boxes; high definition television (HDTV); cable and DSL modems and residential gateways; high-speed transmission and switching for local, metropolitan, wide area and storage networking; home and wireless networking; cellular and terrestrial wireless communications; Voice over Internet Protocol (VoIP) gateway and telephony systems; broadband network and security processors; and SystemI/O™ server solutions.

     Broadcom was incorporated in California in August 1991. Our principal executive offices are located at 16215 Alton Parkway, Irvine, California 92618-3616, and our telephone number at that location is (949) 450-8700. Our Internet address is www.broadcom.com. Information contained in our website is not incorporated by reference into and does not form any part of this prospectus.

SELLING SHAREHOLDERS

     We issued, or will issue, the shares of Class A common stock covered by this prospectus in a private placement in connection with our acquisition of Sand Video, Inc. in April 2004. The following table sets forth, to our knowledge, certain information about the selling shareholders as of April 6, 2004. None of the selling shareholders has held any position or office with, or has otherwise had a material relationship with, us or any of our subsidiaries within the past three years, except that certain of the selling shareholders indicated below have been employed by us and/or Sand Video. We cannot estimate the amount of our Class A common stock that will be beneficially owned by the selling shareholders after completion of this offering because the selling shareholders may offer all, some or none of the shares of our Class A common stock beneficially owned by them or that may hereafter be acquired by certain of them upon the exercise of warrants assumed by us in the acquisition. The shares offered by this prospectus may be offered from time to time by the selling shareholders named below.

	Shares of Class A common stock		Number of Shares
	Beneficially Owned Prior		of Class A common stock
Shareholder	to Offering (1)		Being Offered
	Number	Percentage
Richard Abrams	5,044	*	5,044
Richard Anders(2)	1,468	*	1,468
Baker Communication Fund II, L.P.	508	*	508
Baker Communication Fund II (QP), L.P.	611,495	*	611,495
Peter D. Besen(3)(4)	116,456	*	116,456
Jeffrey T. Black(5)	7,348	*	7,348
Catherine H. Bracken(3)	5,812	*	5,812
Guy Bradley(6)	14,698	*	14,698
Joseph J. Caruso(7)	3,212	*	3,212
Douglas M. Chin(3)(4)	75,558	*	75,558
CommonAngels Fund I, LLC(6)	34,880	*	34,880
Robert D. Doiron(3)(4)	75,558	*	75,558
Athena Edmonds(7)	2,203	*	2,203
Stephen E. Gordon(3)(4)	40,685	*	40,685
Paul D. Grearson(3)(4)	34,873	*	34,873
Jonathan Green(8)	4,408	*	4,408
Daniel Grunberg(5)	12,394	*	12,394
Kurtis G. and Pauline Kay Heaton	1,513	*	1,513
David Hunter	581	*	581
John K. Iler(3)(4)	77,192	*	77,192
John Landry(7)	3,212	*	3,212
Navigator Tech. Ventures, LLC(9)	123,951	*	123,951
Cornelius Peterson, VIII(5)	7,348	*	7,348
Edward & Nancy Roberts, JTWROS(5)	12,394	*	12,394
Don H. Shulsinger(3)(4)	114,971	*	114,971
Ira Stepanian(10)	6,196	*	6,196
Charles Stuckley, Jr.(7)	2,203	*	2,203
Stephen S.C. Yao(3)(4)	26,154	*	26,154
Zoran Corporation	28,043	*	28,043
Total	1,450,358		1,450,358

*	Less than one percent.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares. Shares of Class A common stock issuable under warrants that are exercisable within 60 days after April 6, 2004 are deemed outstanding for computing the percentage ownership of the person holding the warrants but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of Class A common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

(2)	Includes 432 shares of Class A common stock issuable upon exercise of warrants assumed by Broadcom in connection with the acquisition that are currently exercisable.

(3)	Employee or former employee of Broadcom Corporation and/or Sand Video.

(4)	In connection with our acquisition of Sand Video, the holder entered into a stock repurchase agreement with us pursuant to which such holder agreed to subject a portion of the shares received by the holder to a right of repurchase in favor of Broadcom in the event that such holder’s employment is terminated by Broadcom for cause or by the holder for a reason other than death, permanent disability or good reason, prior to vesting in such shares. Includes the following shares of Class A common stock subject to such a stock repurchase agreement: Mr. Besen 46,582 shares, Mr. Chin 30,223 shares, Mr. Doiron 30,223 shares, Mr. Gordon 16,274 shares, Mr. Grearson 13,949 shares, Mr. Iler 30,876 shares, Mr. Shulsinger 45,988 shares and Mr. Yao 10,461 shares. The shares subject to repurchase will vest, and Broadcom’s right to repurchase such shares will lapse, in a series of 24 successive equal monthly installments upon the holder’s completion of each month of service over the 24-month period measured from the closing date of the acquisition, April 6, 2004.

(5)	Includes 2,162 shares of Class A common stock issuable upon exercise of warrants assumed by Broadcom in connection with the acquisition that are currently exercisable.

(6)	Includes 4,324 shares of Class A common stock issuable upon exercise of warrants assumed by Broadcom in connection with the acquisition that are currently exercisable.

(7)	Includes 648 shares of Class A common stock issuable upon exercise of warrants assumed by Broadcom in connection with the acquisition that are currently exercisable.

(8)	Includes 1,297 shares of Class A common stock issuable upon exercise of warrants assumed by Broadcom in the acquisition that are currently exercisable.

(9)	Includes 21,622 shares of Class A common stock issuable upon exercise of warrants assumed by Broadcom in connection with the acquisition that are currently exercisable.

(10)	Includes 1,081 shares of Class A common stock issuable upon exercise of warrants assumed by Broadcom in connection with the acquisition that are currently exercisable.

PLAN OF DISTRIBUTION

     The shares covered by this prospectus may be offered and sold from time to time by the selling shareholders. The term “selling shareholders” includes the selling shareholders named in the table above and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling shareholders may sell the shares from time to time and may also decide not to sell all the shares they are allowed to sell under this prospectus. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling shareholders may sell their shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the NASDAQ National Market;

•	in privately negotiated transactions; and

•	in option transactions.

     In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling shareholders who are not employees of Broadcom or Sand Video or otherwise subject to our insider trading policy may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Class A common stock in the course of hedging the positions they assume with selling shareholders. The selling shareholders who are not employees of Broadcom or Sand Video or otherwise subject to our insider trading policy may also sell the Class A common stock short and redeliver the shares to close out such short positions. These selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling shareholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     In effecting sales, broker-dealers or agents engaged by the selling shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholders in amounts to be negotiated immediately prior to the sale. In offering the shares covered by this prospectus, the selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling shareholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

     In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

     At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

     We will bear all costs, expenses and fees in connection with the registration of the shares of Class A common stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants, as well as up to $25,000 of the fees and expenses of one special counsel to the selling shareholders. The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the shares of Class A common stock. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

     In connection with our acquisition of Sand Video, we agreed to register under the Securities Act the shares covered by this prospectus and to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (ii) one year after the date of original issuance of the shares pursuant to the consummation of the acquisition of Sand Video.

USE OF PROCEEDS

     We will not receive any proceeds from the sale of shares by the selling shareholders.

EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements (and schedule) included in our Annual Report on form 10-K for the year ended December 31, 2003, as set forth in their reports, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements (and schedule) are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

     The validity of the shares being offered by this prospectus will be passed upon for us by Weil, Gotshal & Manges LLP.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Broadcom (except any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the shares). All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$7,533
Legal fees and expenses	30,000
Accounting fees and expenses	10,000
Miscellaneous	10,000

Total	$57,533

All of the above except the SEC registration fee are estimated.

Item 15. Indemnification of Directors and Officers.

     Broadcom’s Articles of Incorporation limit the personal liability of its directors for monetary damages to the fullest extent permitted by the California General Corporation Law (the “California Law”). Under the California Law, a director’s liability to a company or its shareholders may not be limited with respect to the following items: (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the company or its shareholders, (vi) contracts or transactions between the company and a director within the scope of Section 310 of the California Law, (vii) improper distributions, loans and guarantees under Section 316 of the California Law, (viii) acts or omissions occurring prior to the date such provision eliminating or limiting the personal liability of a director became effective or (ix) acts or omissions as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. The limitation of liability does not affect the availability of injunctions and other equitable remedies available to Broadcom’s shareholders for any violation by a director of the director’s fiduciary duty to Broadcom or its shareholders.

     Broadcom’s Articles of Incorporation also include an authorization for Broadcom to indemnify its “agents” (as defined in Section 317 of the California Law) through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this provision, Broadcom’s Bylaws provide for indemnification of Broadcom’s directors. In addition, Broadcom may, at its discretion, provide indemnification to persons whom Broadcom is not obligated to indemnify, including its officers, employees and other agents. The Bylaws also allow Broadcom to enter into indemnity agreements with individual directors, officers, employees and other agents. These indemnity agreements have been entered into with all directors and executive officers and provide the maximum indemnification permitted by law. These agreements, together with Broadcom’s Bylaws and Articles of Incorporation, may require Broadcom, among other things, to indemnify these directors or executive officers (other than for liability resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court of competent jurisdiction that they are not entitled to indemnification, and to obtain directors’ and officers’ insurance if available on reasonable terms. Section 317 of the California Law and Broadcom’s Bylaws makes provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 16. Exhibits.

     See the Exhibit Index attached to this Registration Statement and incorporated herein by reference.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Broadcom Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irvine, state of California, on the 9th day of April, 2004.

BROADCOM CORPORATION
By:	/s/ Henry Samueli
Henry Samueli
Chairman of the Board and Chief Technical Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Broadcom Corporation, a California corporation, do hereby constitute and appoint Alan E. Ross and Henry Samueli and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alan E. Ross Alan E. Ross	President and Chief Executive Officer; Director	April 9, 2004
/s/ Henry Samueli Henry Samueli, Ph.D.	Chairman of the Board and Chief Technical Officer	April 9, 2004

Signature	Title	Date

/s/ William J. Ruehle William J. Ruehle	Vice President and Chief Financial Officer	April 9, 2004
/s/ Bruce E. Kiddoo Bruce E. Kiddoo	Vice President and Corporate Controller	April 9, 2004
/s/ George L. Farinsky George L. Farinsky	Director	April 9, 2004
/s/ John Major John Major	Director	April 9, 2004
/s/ Robert E. Switz Robert E. Switz	Director	April 9, 2004
/s/ Werner F. Wolfen Werner F. Wolfen	Director	April 9, 2004

BROADCOM CORPORATION

REGISTRATION STATEMENT ON FORM S-3

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Warrant to purchase Common Stock of Sand Video, Inc., as assumed by Broadcom Corporation.

5.1	Opinion of Weil, Gotshal & Manges LLP.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on page II-4 hereto).